EXHIBIT 99.10

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Morgans Hotel Group Co. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated:  February 22, 2006

NORTHSTAR CAPITAL INVESTMENT CORP.

By:	/s/ Richard J. McCready
Name: Richard J. McCready
Title: Chief Operating Officer and Secretary

NCIC MHG SUBSIDIARY LLC

By: NorthStar Capital Investment Corp.,
Its Managing Member

By:	/s/ Richard J. McCready
Name: Richard J. McCready
Title: Chief Operating Officer and Secretary

NORTHSTAR PARTNERSHIP, L.P.

By: NorthStar Capital Investment Corp.,
Its General Partner

By:	/s/ Richard J. McCready
Name: Richard J. McCready
Title: Chief Operating Officer and Secretary

/s/ W. Edward Scheetz
W. Edward Scheetz

/s/ David T. Hamamoto
David T. Hamamoto